Registration No. 33-38761



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                     Kansas                             48-0457967
          (State or other jurisdiction               (I.R.S. Employer
       of incorporation or organization             Identification No.)


            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                         SPRINT RETIREMENT SAVINGS PLAN
                          FOR BARGAINING UNIT EMPLOYEES
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

     This Registration Statement as originally filed related to the offering of 500,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the Sprint Retirement Savings Plan for Bargaining Unit Employees (formerly called the United System Savings Plan). 74,487 of such shares were issued by Sprint before the reclassification of Sprint Common Stock into FON Stock and PCS Stock, leaving 425,513 shares of Sprint Common Stock. On November 23, 1998, the remaining 425,513 shares of Sprint Common Stock were reclassified into 425,513 shares of FON Common Stock and 212,756 shares of PCS Common Stock. No shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving all 425,513 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock remaining under the Registration Statement to 851,026 shares of FON Common Stock. 9,909 shares of PCS Common Stock were issued by Sprint before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 202,847 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock remaining under the Registration Statement to 405,694 shares of PCS Common Stock. All of the shares of FON Common Stock and PCS Common Stock covered by the Registration Statement have been issued pursuant to the Sprint Retirement Savings Plan for Bargaining Unit Employees.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits


 24. Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 11th day of February, 2004.

                                       SPRINT CORPORATION



                                       By /s/ Claudia S. Toussaint
                                       (Claudia S. Toussaint, Vice President)




      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date


                        Chairman of the Board and   )
G. D. FORSEE*           Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                        Executive Vice President    )
ROBERT J. DELLINGER*    - Chief Financial Officer   )
                        (Principal Financial        )
                        Officer)                    )
                                                    )
                        Senior Vice President and   )
J. P. MEYER*            Controller                  )
                        (Principal Accounting       )
                        Officer)                    )
                                                    ) February 11, 2004
                                                    )
DUBOSE AUSLEY*                   Director           )
                                                    )
                                                    )
E. LINN DRAPER, JR. *            Director           )
                                                    )
                                                    )
I. O. HOCKADAY, JR.*             Director           )
                                                    )
                                                    )
L. K. LORIMER*                   Director           )
                                                    )

                                                    )
C. E. RICE*                      Director           )
                                                    )
                                                    )
LOUIS W. SMITH*                  Director           )
                                                    )  February 11, 2004
                                                    )
GERALD L. STORCH*                Director           )
                                                    )
                                                    )
STEWART TURLEY*                  Director           )





/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S.
     Toussaint, Attorney-in-Fact,
     pursuant to Power of Attorney
     filed with this Amendment to
     the Registration Statement No.
     33-38761.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 11th day of February, 2004.

                              SPRINT RETIREMENT SAVINGS PLAN
                              FOR BARGAINING UNIT EMPLOYEES



                              By: /s/ James G. Kissinger
                                  James G. Kissinger,
                                  Saving Plan Committee Member

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24. Power of Attorney.